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PROSPECTUS DATED MARCH 6, 2000                      PRICING SUPPLEMENT NO. 10 TO
PROSPECTUS SUPPLEMENT                       REGISTRATION STATEMENT NO. 333-30928
DATED MARCH 15, 2000                                              AUGUST 9, 2000
                                                                  RULE 424(b)(3)


                          Donaldson, Lufkin & Jenrette, Inc.
                                  MEDIUM-TERM NOTES
                       Due Nine Months or More from Date of Issue

THE MEDIUM-TERM NOTES, AS FURTHER DESCRIBED BELOW AND IN THE PROSPECTUS SUPPLEMENT UNDER DESCRIPTION NOTES, WILL BEAR INTEREST FROM THE DATE OF ISSUANCE UNTIL THE PRINCIPAL AMOUNT THEREOF IS PAID OR MADE AVAILABLE FOR PAYMENT AT THE RATE SET FORTH BELOW.

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
Principal Amount:             $ 10,000,000             Optional Conversion:              N/A

Price To Public:                  100.0000%            Optional Repayment Date:          Non-Call/Life
Underwriting Discount:               .3500%
Proceeds To Issuer:                  99.65%            Business Day Jurisdiction:        New York

Settlement Date               August 14, 2000          Initial Redemption Percentage:    N/A
(Original Issue Date):

Specified Currency:           US Dollars               Initial Redemption Date:          N/A

Authorized Denomination:      $1,000                   Annual Redemption
                                                       Percentage Reduction:             N/A

Maturity Date:                August 15, 2003          Book Entry Note or                B/E
                                                       Certificated Note:

Interest Rate:                3 month USD Libor+
                              40 basis points

First Coupon:                 $ 182,932.29

Interest Payment Dates:       Quarterly, 15th day of   Total Amount of OID:              N/A
                              February, May, August
                              and November, or as
                              modified


Interest Determination Date:  2 business days prior    Day Count:                        Act/360
                              to the Interest Payment
                              Dates
                                                       CUSIP:                            25766CCK8
First Interest Date:          November 15, 2000

Paying Agent:                 The Chase Manhattan Bank

Settlement:                   DTC#: 443
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CAPITALIZED TERMS NOT DEFINED ABOVE HAVE THE MEANINGS GIVEN TO SUCH TERMS IN
THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

                DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION